Exhibit 99.2
Networks In Motion, Inc.
Unaudited Condensed Consolidated Financial Statements
September 30, 2009

Networks In Motion, Inc.
Unaudited Condensed Consolidated Financial Statements
Contents

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2009 and December 31, 2008	1
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the nine months ended September 30, 2009 and 2008	2
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and 2008	3
Notes to Unaudited Condensed Consolidated Financial Statements	4

Networks In Motion, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	September 30,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$7,506	$2,851
Accounts receivable	22,509	15,371
Prepaid expenses and other current assets	1,056	645
Deferred income taxes	540	1,695

Total current assets	31,611	20,562

Property and equipment, net	9,677	7,101
Intangible assets	705	—
Security deposit	118	118
Other noncurrent assets	9	3
Deferred income taxes	185	1,220

Total assets	$42,305	$29,004

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,067	$2,886
Accrued liabilities	8,893	4,423
Deferred revenue	134	626
Revolving line of credit	—	1,600
Term loans	1,011	1,052
Loan payable	18	—

Total current liabilities	12,123	10,587

Term loans, less current portion	867	1,682
Deferred revenue	283	411
Warrant liability	222	232
Deferred tax liability	—	710
Other liabilities	226	30

Total liabilities	13,721	13,652

Preferred stock; $0.001 per share par value; 34,751 shares authorized
Series A convertible preferred stock; 2,500 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	250	250
Series A-1 convertible preferred stock; 1,719 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	1,029	1,028
Series B convertible preferred stock;13,849 shares authorized; 13,553 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	6,213	6,201
Series C convertible preferred stock; 16,683 shares authorized, issued and outstanding at September 30, 2009 and December 31, 2008, respectively	9,965	9,958

Commitments and contingencies (Note 9)

Stockholders’ equity (deficit):
Common stock; $0.001 par value; 60,000 shares authorized; 6,939 and 6,693 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	7	7
Additional paid-in capital	1,036	665
Accumulated other comprehensive income (loss)	(52)	80
Retained earnings (accumulated deficit)	10,136	(2,837)

Total stockholders’ equity (deficit)	11,127	(2,085)

Total liabilities and stockholders’ equity (deficit)	$42,305	$29,004

See accompanying notes.

Networks In Motion, Inc.
Unaudited Condensed Statements of Operations and
Comprehensive Income (Loss)
Nine months ended September 30, 2009 and 2008
(in thousands)

	2009	2008

Revenue	$58,108	$27,632
Cost of revenue	8,213	3,608

Gross profit	49,895	24,024

Operating expenses:
Sales and marketing	6,082	5,534
Research and development	15,061	9,371
General and administrative	5,190	4,773

Income from operations	23,562	4,346

Other income (expense):
Interest income	19	36
Interest expense	(249)	(215)
Change in fair value of warrant liability	10	41
Foreign exchange gain/(loss)	36	(10)

Income before income taxes	23,378	4,198
Income tax (provision) benefit	(10,405)	2,884

Net income	$12,973	$7,082

Comprehensive Income:
Net income	12,973	7,082
Translation adjustment	(132)	—

Total comprehensive income	$12,841	$7,082

See accompanying notes.

Networks In Motion, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
Nine months ended September 30, 2009 and 2008
(in thousands)

	2009	2008

Operating activities
Net income	$12,973	$7,082
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,106	711
Increase in fair value of warrant liability	(10)	(41)
Interest expense related to warrants	3	9
Stock-based compensation expense	260	293
Amortization of deferred financing costs	7	13
Foreign currency transaction gain/(loss)	(36)	10
Deferred tax assets	1,480	(3,398)
Changes in operating assets and liabilities:
Accounts receivable	(7,139)	(7,791)
Prepaid expenses and other assets	(513)	(114)
Accounts payable	(735)	1,653
Accrued liabilities	4,847	1,777
Deferred revenue	(267)	485

Net cash provided by operating activities	12,976	689

Investing activities
Purchases of property and equipment	(4,515)	(3,413)
Purchases of intangible assets	(800)	—

Net cash used in investing activities	(5,315)	(3,413)

Financing activities
Proceeds from borrowings on debt	97	3,000
Repayment of term loans	(407)	—
Payment to repurchase stock	(24)	—
Repayment of loans payable	(527)	(504)
Repayment of capital lease	—	(34)
Proceeds from borrowings on line of credit	—	1,600
Repayment of line of credit	(1,600)	—
Proceeds from issuance of common stock	15	40

Net cash provided by (used in) financing activities	(2,446)	4,102

Effect of exchange rate on cash	(560)	23
Net increase in cash and cash equivalents	4,655	1,401
Cash and cash equivalents at beginning of year	2,851	812

Cash and cash equivalents at end of year	$7,506	$2,213

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$222	$156
Cash paid for income taxes	$5,545	$1

Supplemental disclosure of noncash investing and financing activities
Accretion of redeemable preferred stock	$20	$20
Issuance of common stock to acquire intangible assets	$140	$—
See accompanying notes.

Networks In Motion, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2009
1. Business
On May 1, 2001, Networks In Motion, Inc. (“Networks In Motion”, “NIM” or the “Company”) was incorporated in the state of Delaware. The Company was initially formed as gpsOnTrack Corporation, a California corporation, on September 21, 2000, which was merged into Networks In Motion on May 16, 2001.
Networks In Motion provides wireless navigation solutions for GPS-enabled mobile phones. The Company’s platforms deliver location-centric information, offering access to local directories, maps, turn-by-turn voice-prompted driving directions, traffic alerts, weather reports, gas prices, movie times and reviews, entertainment event schedules and other location-based services.
The Company’s products deliver navigation directions, maps, and other location-based information in real time to GPS-enabled mobile phones via advanced client/server architecture. The Company also provides a child finder application for parents to monitor the location of their children, and NAVBuilder products for software developers and enterprises to provide a platform for the integration of location-based services into applications and business processes.
Principles of Consolidation and Basis of Presentation of Unaudited Interim Financial Statements
The Unaudited Condensed Consolidated Financial Statements and related notes include the accounts of the Company and its wholly owned subsidiaries located in the United States, Sweden and China. All material intercompany transactions and balances have been eliminated in consolidation.
The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These Unaudited Condensed Consolidated Financial Statements should be read in conjunction with the Audited Consolidated Financial Statements and related Notes included in the Company’s Audited Consolidated Financial Statements for the year ended December 31, 2008.
All adjustments, consisting of only normal recurring adjustments, which in the opinion of management, are necessary to state fairly the financial position, results of operations and cash flows for the interim periods presented have been made. The results of operations for interim periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.
Foreign Currency Translation
The Company has determined that the local currencies of its Swedish and China subsidiaries are the functional currencies, since their principal economic activities are more closely tied to the local currencies. Assets and liabilities are translated into US dollars at current exchange rates and revenue and expenses are translated at average exchange rates for the period. Resultant translation adjustments are reflected as a component of stockholders’ equity (deficit).
Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included as foreign currency exchange gains and losses in the Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income (Loss).

2. Summary of Significant Accounting Policies (continued)
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
On an ongoing basis, management evaluates its estimates, including those related to (i) the collectibility of customer accounts; (ii) the realization of tax assets and estimates of tax liabilities; (iii) the valuation of equity securities and financial instruments; and (iv) the recognition and disclosure of contingent liabilities. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The Company may engage third-party valuation specialists to assist with estimates related to the valuation of financial instruments associated with various contractual arrangements, as well as the underlying value of its common equity. Such estimates often require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs. Actual results may differ from those estimates under different assumptions or circumstances.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. At September 30, 2009 and December 31 2008, cash and cash equivalents consisted of cash and money market funds.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, to the extent balances exceed limits that are insured by the Federal Deposit Insurance Corporation, cash equivalents and trade accounts receivable.
The Company extends differing levels of credit to customers, does not require collateral deposits, and maintains reserves for potential credit losses based upon the expected collectibility of accounts receivable. The Company determined that an allowance for doubtful accounts was not required at September 30, 2009 and December 31, 2008.
One customer accounted for 89% and 95% of the Company’s accounts receivable balance at September 30, 2009 and December 31, 2008, respectively. One customer accounted for 87% and 96% of the Company’s revenue for the nine months ended September 30, 2009 and 2008, respectively.
Revenue Recognition
The Company derives the vast majority of its revenue from hosted navigation services, which are delivered pursuant to multi-year software licensing and hosting arrangements with wireless carriers. The Company’s hosted navigation services allow a wireless carrier to offer its customers navigation directions, maps and other location-based information in real time to GPS-enabled mobile phones.
The Company recognizes revenue from hosted navigation services when persuasive evidence of an arrangement exists, mobile navigation services are provided, the customer fee is fixed or determinable and collectibility is reasonably assured. The Company evaluates arrangements that include the integrated licensing and hosting of the Company’s proprietary software and related services. Based on such evaluation, the Company has determined that the hosted navigation services represent a single unit of

2. Summary of Significant Accounting Policies (continued)
accounting and, accordingly, revenue is recognized over the period in which such services are provided over the term of the related contract period. Fees for hosted navigation services are billed and payable monthly based on a carrier’s subscriber count data. Upfront, non-refundable fees, if any, received under hosted navigation service arrangements in connection with initial set-up and development activities are initially recorded as deferred revenue and recognized over the longer of the contract period or estimated customer relationship.
The Company warrants certain levels of uptime reliability under the service level agreement provisions of its mobile navigation service arrangements that permit a customer to receive credits in the month of a service disruption. Such credits only apply to the month in which the Company fails to meet the service level requirements, are capped as a percentage of the applicable monthly billing and do not provide the right to a credit applicable to past or future service under the arrangement, and are thus recorded as a reduction of revenue in the period incurred.
Cost of Revenue
Cost of revenue primarily consists of hosting services in conjunction with access to the Company’s mobile navigation service, connectivity costs, depreciation of customer service servers, amortization of capitalized software development costs, royalties, and labor associated with network operations and customer service.
Property and Equipment
Property and equipment are stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is five years for furniture and equipment, three years for computer software, and five years for computers. Leasehold improvements are amortized over the lesser of the related lease term or their estimated useful life. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs that do not extend the asset lives are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is included in the Company’s results of operations.
The Company capitalizes costs to develop internal use software under the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350-40, Internal Use Software. ASC 350-40 requires the capitalization of external and internal computer software costs incurred during the application development stage, assuming it is probable that the project will be completed and the software will be used to perform the function intended. The application development stage is characterized by software design and configuration activities, coding, testing and installation for applications that have been determined to be reasonably completed. Costs incurred in the preliminary project and post-implementation stages of internal use software development, as well as training and maintenance, are expensed as incurred. Upgrades and enhancements of existing internal use software are capitalized if it is probable that such expenditures will result in additional functionality. Costs incurred in the research or development of entirely new mobile navigation capabilities are expensed as incurred due to the associated risk and speculative nature of these activities. Capitalized internal-use software development costs are classified as property and equipment, and are amortized using the straight-line method over an estimated useful life of 2 to 4 years.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets, primarily consisting of property and equipment, for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition, to their carrying value. If the carrying value of the assets exceeds the forecasted

2. Summary of Significant Accounting Policies (continued)
undiscounted cash flows, then the assets are written down to their fair value. As of September 30, 2009, there have been no such impairments.
Income Taxes
The Company accounts for its income taxes using the liability method whereby deferred tax assets and liabilities are determined based on temporary differences between the bases used for financial reporting and income tax reporting purposes. Deferred income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize those tax assets through future operations.
In July 2006, the FASB issued guidance that clarifies the accounting for income taxes by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The guidance must be applied to all existing tax positions upon initial adoption. The cumulative effect, if any, at adoption, is reported as an adjustment to opening retained earnings in the year of adoption. Upon the adoption at January 1, 2009, there was no impact to the Company’s financial statements.
Research and Development Costs
Research and development costs are expensed as incurred.
Comprehensive Income (Loss)
Comprehensive income (loss) encompasses changes in equity from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income (loss) consists of foreign currency translation adjustments and was not significant in the periods presented.
Preferred Stock Warrants
The Company issued warrants exercisable into preferred stock that is redeemable. Accordingly, at the issuance date, the warrants have been recorded as liabilities based on their estimated fair values at issuance. Subsequent changes in fair value are recorded as nonoperating income (loss) at each reporting period (Note 11).
Stock-Based Compensation
The Company accounts for stock-based compensation by estimating the fair-value of stock-based payment awards at the grant date using an option pricing model, and the portion that is ultimately expected to vest is recognized as compensation expense over the requisite service period. The Company uses the Black-Scholes option-pricing model to estimate fair-value of the stock-based awards.
Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and pre-vesting forfeitures. The estimate of the expected term of options granted was determined by analyzing historical data on employees’ stock option exercises. Since the Company is a private entity with no historical data on volatility of its stock, the expected volatility is based on the volatility of similar entities (referred to as “guideline companies”). In evaluating similarity, the Company considered factors such as industry, stage of life cycle, size and financial leverage. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those

2. Summary of Significant Accounting Policies (continued)
shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If its actual forfeiture rate is materially different from its estimate, stock-based compensation expense could be significantly different from what has been recorded in the current period. The risk-free rate for periods within the contractual life of the option is based on United States treasury yield for a term consistent with the expected life of the stock option in effect at the time of grant. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.
The Company has elected to recognize stock-based compensation expense on a straight-line basis (net of estimated forfeitures) over the employee service vesting period. Shares of common stock issued upon exercise of stock options will be from previously unissued shares.
The Company has issued stock option awards to nonemployees. Stock option awards issued to nonemployees are accounted for at fair value using the Black-Scholes option-pricing model. Management believes that the fair value of the stock options is more reliably measurable than the fair value of the services received. The fair value of each nonemployee stock award is remeasured each period until a commitment date is reached, which is generally the vesting date.
Recent Accounting Pronouncements
In December 2007, the FASB issued ASC 805-10 which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquired and the goodwill acquired. This guidance also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. ASC 805-10 is effective for acquisitions after December 31, 2008. This guidance was effective for the Company beginning in the first quarter of 2009. The Company entered into one business combination in 2009 (Note 5) under the principles and requirements of ASC 805-10.
In October 2009, the FASB issued Accounting Standards Update (ASU) 2009-14 to ASC topic 985, Certain Revenue Arrangements That Include Software Elements. This update removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-14 will be applied prospectively for new or materially modified arrangements in fiscal years beginning after June 15, 2010 and early adoption is permitted. The Company is currently evaluating the impact the adoption will have on its consolidated financial statements.
In October 2009, the FASB issued ASU 2009-13 to ASC topic 605 Revenue Recognition — Multiple Deliverable Revenue Arrangements. This update addresses how to determine whether an arrangement involving multiple deliverables contains one or more than one unit of accounting, and how the arrangement consideration should be allocated among the separate units of accounting. This update also established a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific evidence is not available, or estimated selling price if neither vendor-specified or third-party evidence is available. ASU 2009-13 may be applied retrospectively or prospectively for new or materially modified arrangements in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company is currently evaluating the impact the adoption will have on its consolidated financial statements.
In June 2009, the FASB issued ASC 105 The FASB Accounting Standards Codification which became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. This guidance was effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. The

2. Summary of Significant Accounting Policies (continued)
Codification did not change or alter existing GAAP and did not have any impact on the Company’s results of operations, cash flows or financial position.
In September 2006, the FASB issued ASC 820-10 which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820-10 is effective for fiscal years beginning after November 15, 2008. In February 2008, the FASB issued a final Staff Position to allow a one-year deferral of adoption of ASC 820-10 for non-financial assets and non-financial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The adoption of ASC 820-10 for financial assets and liabilities in the first quarter of 2008 did not have an effect on the Company’s results of operations, cash flows or financial position. The Company adopted ASC 820-10 for non-financial assets and liabilities on January 1, 2009. This adoption did not have an effect on the Company’s results of operations, cash flows or financial position.
3. Fair Value Measurements
Financial instruments recorded at fair value in the balance sheet as of September 30, 2009 are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and are as follows:
     Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date
     Level 2 — Inputs other than Level 1 inputs that are either directly or indirectly observable; and
     Level 3 — Unobservable inputs developed using estimates and assumptions developed by management, which reflect those that a market participant would use.
We measure the following financial instruments at fair value on a recurring basis. The fair value of these instruments were determined using the following inputs at September 30, 2009:

	Total	Level 1	Level 2	Level 3
Cash and cash equivalents	$7,506,000	$7,506,000	$—	$—

Total	$7,506,000	$7,506,000	$—	$—

The Company’s assets and liabilities that are measured at fair value on a non-recurring basis include long-lived assets and intangible assets. These items are recognized at fair value when they are considered to be other than temporarily impaired. In the first nine months of 2009, there were no required fair value measurements for assets and liabilities measured at fair value on a non-recurring basis.

4. Composition of Certain Balance Sheet Components
Composition of certain balance sheet components is as follows:
Property and equipment consist of the following:

	September 30,	December 31,
	2009	2008
Furniture and equipment	$659,000	$607,000
Computers	4,324,000	3,982,000
Software for internal use	8,816,000	4,787,000
Leasehold improvements	272,000	219,000
	2009	2008
	14,071,000	9,595,000
Less: accumulated depreciation and amortization	(4,394,000)	(2,494,000)
	2009	2008
	$9,677,000	$7,101,000
	2009	2008
Depreciation expense for the nine months ended September 30, 2009 and 2008 was $962,000 and $432,000, respectively. Amortization of internal use software costs for the nine months ended September 30, 2009 and 2008 was $884,000 and $584,000, respectively. Amortization of capital leases for the nine months ended September 30, 2009 and 2008 was zero and $64,000, respectively.
Accrued liabilities consist of the following:

	September 30,	December 31,
	2009	2008
Wages and compensation	$722,000	$902,000
Bonus	986,000	1,111,000
Vacation	610,000	609,000
Professional services	—	91,000
Royalties	1,949,000	1,334,000
Other	4,626,000	376,000
	2009	2008
	$8,893,000	$4,423,000
	2009	2008
5. Business Combination
In January 2009, the Company acquired a Company that was in the business of developing software technology to aggregate traffic flow information. The purchase price was $800,000 in cash and 275,000 shares of common stock. The Company is in the process of completing the final purchase price allocation for this business combination. Upon the closing of the transaction, the Company preliminarily recorded the full purchase price of $940,000 as intangible assets, which is currently being amortized under the straight-line method over 3 years. During the nine months ended September 30, 2009, the Company amortized $235,000. If there is no change to the asset as a result of the finalization of the purchase price allocation, the remaining future amortization is estimated to be as follows:

As of
September 30,
2009
Years ending December 31,
2009 (remaining three months)	$78,000
2010	313,000
2011	314,000

Total amortization	$705,000

6. Related Party Transactions
In November 2005, the Company entered into a three year Master Agreement for Acquisition of Software and Services (the “Agreement”) with a preferred stock investor that owns 1,081,253 shares of Series B Preferred Stock and 670,641 shares of Series C Preferred Stock. The Agreement provides for consideration related to the Company’s mobile navigation services. This agreement included a one-year automatic extension at the end of the three-year period, which went into effect in November 2008. Revenues recognized in conjunction with the Agreement were $50,795,000 and $26,921,000 for the nine months ended September 30, 2009 and 2008, respectively.
7. Redeemable Preferred Stock
Redemption
Commencing March 27, 2013, upon the written consent of a majority of the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Company will be required to redeem all such shares then outstanding in three equal installments at a price equal to $0.10, $0.60, $0.4624267 and $0.599427 per share, respectively, plus all declared and unpaid dividends. The first installment is due on the sixtieth day following the receipt by the Company of the written request for redemption. The second and third installments are due on the first and second anniversaries of the first installment date.
Liquidation Preference
In the event of liquidation, including a merger, acquisition or sale of assets where there is a change in control, the holders of Series B Preferred Stock and Series C Preferred Stock are entitled to receive $0.4624267 and $0.599427 per share, respectively, plus any declared but unpaid dividends prior to and in preference to holders of all other classes of stock. If the assets distributed are insufficient to pay the entire preferential amounts, then the entire assets available for distribution will be distributed ratably among the Series B and Series C preferred stockholders in proportion to the full preferential amount each holder is otherwise entitled to receive. The holders of Series A Preferred Stock and Series A-1 Preferred Stock are then entitled to receive a per share amount equal to $0.10 and $0.60, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. If the assets distributed are insufficient to pay the entire preferential amounts, then the entire assets available for distribution will be distributed ratably among the holders of Series A Preferred Stock and Series A-1 Preferred Stock in proportion to the full preferential amount each holder is otherwise entitled to receive. Upon completion of the distributions to the preferred stockholders, all of the remaining assets of the Company available for distribution will be distributed among the holders of common stock pro-rata based on the number of shares of common stock held by each stockholder.
The liquidation preference of each series of preferred stock as of September 30, 2009 is as follows:

Series A Preferred Stock	$250,000
Series A-1 Preferred Stock	1,032,000
Series B Preferred Stock	6,267,000
Series C Preferred Stock	10,000,000
Conversion
Each share of Preferred Stock is immediately convertible at the holder’s option into shares of common stock based on the issuance price divided by the Conversion Price. The Conversion Price for Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is $0.10, $0.5032, $0.4197 and $0.5032, respectively, subject to adjustments for certain dilutive issuances,

7. Redeemable Preferred Stock (continued)
splits and combinations, and other recapitalizations or reorganizations. Each share of Preferred Stock automatically converts into the number of shares of common stock into which those shares are convertible at the then effective Conversion Price upon the earlier of (a) the closing of a public offering of common stock with gross proceeds of at least $15,000,000 and a per share price of at least $1.80, or (b) the written consent or agreement of the holders of at least a majority of the then outstanding shares of Preferred Stock voting together as a single class. As of September 30, 2009 and December 31, 2008, the aggregate number of common shares authorized and reserved for conversion of Preferred Stock was 39,355,836.
At September 30, 2009, the number of shares of common stock into which each series of Preferred Stock is convertible is as follows:

Series A Preferred Stock	2,500,000
Series A-1 Preferred Stock	2,050,269
Series B Preferred Stock	14,932,744
Series C Preferred Stock	19,872,823

39,355,836

In conjunction with the issuance of the Series C Preferred Stock, the Company modified the redemption date of the Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock. The information disclosed herein reflects the modified terms of the Preferred Stock.
Classification of Preferred Stock
The liquidation preferences and the redemption provisions of the Preferred Stock are considered redemption provisions that are not solely within the control of the Company. The Preferred Stock is be required to be classified outside of stockholders’ equity in the mezzanine section of the balance sheet. Additionally, if the redemption became certain of occurrence, the Preferred Stock would be classified as a liability.
8. Stock Option Plan
In March 2005, the Board of Directors and stockholders approved the 2005 Stock Incentive Plan (the “Plan”). The Plan provides for the direct sale of shares of restricted stock and the grant of options to purchase up to a maximum of 10,073,019 shares of the Company’s common stock to employees, officers, consultants and directors and includes incentive stock options (ISOs) and nonstatutory stock options (NSOs). Rights to exercise ISOs and NSOs vest at rates determined by the Board of Directors over periods ranging from one to four years. Options expire within a period of not more than ten years from the date of grant. An option granted to a person who is a 10% or greater shareholder on the date of grant may not be exercisable more than five years after the date it is granted. Vested options expire three months after employee termination.
In February 2008, the Board of Directors approved an increase in the number of shares of the Company’s common stock reserved for issuance under the 2005 Stock Incentive Plan from a maximum of 10,073,019 to 10,923,019. In December 2008, this was further increased from 10,923,019 to 12,923,019.

8. Stock Option Plan (continued)
The Company records compensation expense for stock-option grants based on the estimated fair value of the options on the date of grant using the Black-Scholes option-pricing model with the assumptions included in the table below:

	2009	2008
Expected volatility	58%-61%	58%
Expected term	6 years	6 years
Risk-free interest rate	2.02%-2.58%	2.92%
Dividend yield	0%	0%
The weighted-average grant date fair value per options granted was $0.32 and $0.36 for the nine months ended September 30, 2009 and 2008, respectively. Employee stock-based compensation expense recognized for the nine months ended September 30, 2009 and 2008 was $257,000 and $286,000, respectively, related to stock options.
A summary of the stock option activity under the Plan for employees is as follows:

		Weighted-	Weighted-
		Average	Average
	Number of	Exercise Price	Contractual	Aggregate
	Options	Per Option	Life (Years)	Intrinsic Value
Outstanding at December 31, 2008	9,880,000	$0.20	7.1	$3,155,000
Granted	1,838,000	$0.60
Exercised	(59,000)	$0.18
Forfeited	(307,000)	$0.58

Outstanding at September 30, 2009	11,352,000	$0.25	6.8	$7,128,000

Exercisable at September 30, 2009	8,634,000

Vested and expected to vest as of September 30, 2009	8,634,000

The aggregate intrinsic value was determined based on the difference between the estimated fair value of the Company’s common stock at September 30, 2009 and December 31, 2008, and the exercise price.
As of September 30, 2009, options granted to nonemployees of 140,000 remained outstanding.
At September 30, 2009, the number of shares available for issuance under the Plan was 1,117,679.
Stock-based compensation expense for employees and nonemployees included in the statement of operations for the nine months ended September 30 are as follows:

	2009	2008
Cost of revenue	$4,000	$14,000
Sales and marketing	39,000	69,000
Research and development	194,000	178,000
General and administrative	24,000	32,000

	$261,000	$293,000

9. Commitments and Contingencies
Leases
The Company leases office facilities under noncancelable operating leases. The terms of the Company’s corporate office facility lease provide for rental increases on a graduated scale and include an option to extend the lease term for two additional eighteen month periods. The Company recognizes rent expense on a straight-line basis over the lease period. Accordingly, rent expense recognized in excess of paid rent is reflected as deferred rent.
Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of September 30, 2009 are as follows:

Operating
Leases
Years ending December 31,
2009 (remaining three months)	$193,000
2010	652,000
2011	870,000
2012	870,000
2013	435,000

Total minimum lease payments	$3,020,000

Rent expense for the nine months ended September 30, 2009 and 2008 was $755,000 and $424,000, respectively.
Indemnifications
The Company provides hosted navigation services to its customers under various contractual arrangements. Each agreement contains the relevant terms of the contractual arrangement with the customer, and generally includes certain provisions for indemnifying the customer against losses, expenses and liabilities from damages that may be awarded against the customer in the event the Company’s intellectual property is found to infringe upon a patent, copyright, trademark or other proprietary right of a third party. The contract generally limits the scope of and remedies for such indemnification obligations in a variety of industry-standard respects, including but not limited to certain time and geography based scope limitations and a right to replace an infringing product.
The Company believes its internal development processes and other policies and practices limit its exposure related to the indemnification provisions associated with its contractual arrangements. In addition, the Company requires its employees to sign a proprietary information and inventions agreement, which assigns the rights to its employees’ development work to the Company. To date, the Company has not had to reimburse any of its customers for any losses related to these indemnification provisions. For several reasons, including the lack of prior indemnification claims and the lack of a monetary liability limit for certain infringement cases under the licenses, the Company cannot determine the maximum amount of potential future payments, if any, related to such indemnification provisions.
Litigation
In 2009, the Company received notices that several companies had filed separate patent infringement lawsuits against several companies. The defendants named include the Company’s main customer (Note 2). As a result, the Company is currently evaluating its potential indemnification exposure (if any) to the various defendants.
From time to time, the Company may be involved in other routine litigation arising in the ordinary course of business. While the results of such litigation cannot be predicted with certainty, the Company does not

9. Commitments and Contingencies (continued)
believe the outcome of such matters will have a material adverse effect on its financial position, results of operations or cash flows.
10. Income Taxes
The income tax provision reflected in the accompanying Unaudited Condensed consolidated Statement of Operations and Comprehensive Income (Loss) for the nine months ended September 30, 2009 is different than that computed based on the applicable statutory Federal income tax rate of 35% primarily due to state taxes.
The income tax benefit reflected in the accompanying unaudited condensed consolidated statement of operations for the nine months ended September 30, 2008 is different than that computed based on the applicable statutory Federal income tax rate of 35% primarily due to the release of a substantially all of the Company’s valuation allowance that had been previously established against the federal and state deferred tax assets. During 2008, the Company had determined that it is more likely than not that a portion of these deferred tax assets will be realized based on current and expected profit trends of the Company.
11. Debt
In August 2005, the Company entered into a loan and security agreement with a bank. The agreement provides for a term loan facility (the “Term Loan”) of up to $1,750,000 and an equipment facility (the “Equipment Loan”) of up to $750,000. The agreement is collateralized by substantially all of the Company’s assets.
In accordance with the debt agreement, up to $1,250,000 of the Term Loan was available through February 28, 2006 (“Advance Period”) with the remaining $500,000 becoming available upon the Company’s receipt of a signed term sheet for at least $5,000,000 in new equity from investors satisfactory to the bank. This condition was satisfied in February 2006 in connection with the Series C Preferred Stock financing (Note 7). Borrowings under the Term Loan bear interest at 8% per annum. The Company was required to make interest-only payments through the Advance Period. Thereafter, all Term Loan advances were aggregated as a single loan, which is payable in 36 equal monthly installments.
Borrowings under the Equipment Loan bear interest at 7.5% per annum and are payable over a 36-month period beginning the month following each advance.
At September 30, 2009 and December 31, 2008, the Term Loan had an outstanding balance of zero and $97,000, respectively. The Equipment Loan had no outstanding balance for these periods.
In April 2008, the Company secured an additional term loan (“New Term Loan”) with a bank, which provides for a loan facility of up to $3,000,000, by amending the August 2005 loan agreements that secured the Company’s Term Loan and Equipment Loan. The New Term Loan bears interest at prime rate plus 2.5% per annum, and expires on July 2011. The loan is payable over a 36-month period beginning August 1, 2008. Borrowings under the New Term Loan bear interest at 7.5%. At September 30, 2009 and December 31, 2008, the New Term Loan had an outstanding balance of $1,878,000 and $2,624,000, respectively.

11. Debt (continued)
Required principal payments under the Company’s debt total term loan obligations as of September 30, 2009 are as follows:

Years ending December 31,
2009 (remaining three months)	$178,000
2010	1,102,000
2011	638,000

Total principal payments	1,918,000
Less discount from warrants	(40,000)

Total debt balance	$1,878,000

As of September 30, 2009, the Company was in compliance with its debt covenants. There are no financial covenants associated with the term loan agreements.
Revolving Line of Credit
On October 9, 2008 the Company entered into a $5,000,000 revolving line of credit. The 2008 revolving line bears interest at an annualized rate of prime plus one half of one percent. On January 13, 2009, the revolving line was amended to increase the borrowing limit to $10,000,000. As of September 30, 2009 and December 31, 2008, the amounts outstanding were zero and $1,600,000, respectively.
The Company was in compliance with all covenants as of September 30, 2009 and the only financial covenant is to maintain an adjusted quick ratio of 1.15 to 1.00. Substantially all of the Company’s assets serve as collateral under this agreement.
Warrants
In connection with the closing of the Term Loan, the Company issued a warrant to purchase 95,109 shares of Series B Preferred Stock at an exercise price of $0.46 per share, which expires in 2012. The estimated fair value of the warrant was $30,000 and is accounted for as a deferred financing cost. The value of the warrant at the date of issuance was calculated based on the following assumptions: risk-free interest rate of 4.06%, no dividend yield, term of seven years and volatility of 74%.
In connection with the closing of the Equipment Loan, the Company issued warrants to purchase 48,912 shares of Series B Preferred Stock. The estimated fair value of the warrants was $15,000 and is accounted for as a deferred financing cost. The value was calculated based on the following assumptions: risk-free interest rate of 4.06%, no dividend yield, term of seven years and volatility of 74%.
During the nine months ended September 30, 2009 and 2008, the Company recorded interest expense of $7,000 and $13,000, respectively, related to the amortization of these deferred financing costs. The future remaining amortization related to deferred amortization costs as of September 30, 2009 is zero.
At the time of each Term Loan draw, the Company is required to grant a warrant to the bank for a number of shares equal to 3% of the draw amount at the Series B price per share. In December 2005 and February 2006, the Company borrowed $1,250,000 and $500,000, respectively, resulting in the issuance of warrants for the purchase of 81,522 shares and 32,609 shares respectively, of Series B Preferred Stock. The Series B Preferred Stock is redeemable; accordingly, the December 2005 and February 2006 loan proceeds were first allocated to the $29,000 and $12,000 estimated fair value of the warrants with the remaining balance allocated to the debt. The debt discounts are amortized over the life of the related debt of 37 to 42 months, on a straight-line basis, which approximates the effective interest method.
Upon the Company’s receipt of the signed term sheet for at least $5,000,000 and the Company’s activation of the $500,000 optional facility in February 2006, the Company provided the bank an additional warrant to purchase 38,044 shares of Series B Preferred Stock. The Series B Preferred Stock

11. Debt (continued)
is redeemable; accordingly, the proceeds from the loan were first allocated to the $14,000 estimated fair value of the warrant with the remaining balance allocated to the debt.
In connection with the $3,000,000 draw on the New Term Loan in April 2008, the Company issued the bank a warrant to purchase 100,000 shares of Series C Preferred Stock at an exercise price of $0.60 per share, which expires in 2015. The Series C Preferred Stock is redeemable; accordingly the New Term Loan proceeds were first allocated to the $73,000 estimated fair-value of the warrant with the recurring balance allocated to debt. The debt discount is amortized over the life of the New Term Loan of seven months, on a straight-line basis which approximates the effective interest method. The value of the April 2008 warrant and the date of issuance was calculated based on the following assumptions: risk-free rate of 2.99%, no dividend yield, term of seven years and volatility of 58%.
Warrants exercisable into Series B Preferred Stock and Series C Preferred Stock are classified as a liability on the balance sheet. The warrants are carried at fair value with decreases or increases in fair value at each reporting date recorded as other income (expense). During the nine months ended September 2009 and 2008, the Company recorded income of $10,000 and $41,000, respectively, relating to these warrants.
12. Subsequent Events
On December 15, 2009, TeleCommunication Systems, Inc. (the Acquirer) completed its acquisition of Networks in Motion. The acquisition was made pursuant to an Agreement and Plan of Merger dated November 25, 2009 (the Merger Agreement).
Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger, (i) shares of NIM’s outstanding preferred stock automatically converted into shares of NIM common stock in accordance with the terms of NIM’s Certificate of Incorporation, as amended, and (ii) shares of NIM’s outstanding common stock (other than shares of NIM’s common stock that had not voted in favor of the Merger Agreement and with respect to which a demand for payment and appraisal had been properly made in accordance with Section 262 of the Delaware General Corporation Law), warrants and certain options were canceled and converted in exchange for the right to receive, following surrender of stock certificates, if applicable, and the execution and delivery of certain other documents required by the Merger Agreement, the following: (i) an aggregate amount in cash equal to $110,000,000, plus or minus customary working capital and excess cash adjustments; (ii) 2,236,258 shares of Class A common stock, par value $0.01 per share, of the Acquirer; (iii) an aggregate of $20,000,000 principal amount payable in promissory notes of the Acquirer which mature on the one year anniversary of the closing date of the Merger; and (iv) an aggregate of $20,000,000 principal amount payable in promissory notes of the Acquirer, $10,000,000 of which matures on the one year anniversary of the closing date of the Merger, $5,000,000 of which matures on the date on which is eighteen months following the closing date of the Merger and $5,000,000 of which matures on the second anniversary of the closing date of the Merger.
In preparing the financial statements, the Company has evaluated subsequent events through February 19, 2010, which is the date that the financial statements were issued.